UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, NY		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 30, 2008, Bairnco Corporation (“Bairnco”), a wholly owned subsidiary of WHX Corporation (the “Company”), and certain of Bairnco’s subsidiaries amended its Credit Agreement with Ableco Finance LLC (the “Ableco Facility”) and its Credit Agreement with Wells Fargo Foothill, Inc. (the “Wells Fargo Facility”).  Each of the Wells Fargo Facility and the Ableco Facility was amended to, among other things, permit a sale and leaseback transaction of certain real property owned by Arlon, Inc. (“Arlon”), a wholly-owned subsidiary of Bairnco, the future sale of certain other real property, and related amendments.

Arlon has entered into an agreement to (i) sell certain property in Rancho Cucamonga, California for $8.5 million and (ii) lease back such property under a 15 year lease term with two 5 year renewal options.  Bairnco has agreed to guarantee the payment and performance under the lease. The transaction closed on June 30, 2008.  The net proceeds were applied to repay a portion of the term loan under the Wells Fargo Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHX CORPORATION

Dated: July 7, 2008	By:	/s/ Robert Hynes
	Name:	Robert Hynes
	Title:	Chief Financial Officer